EXHIBIT 11

Micron Electronics, Inc.
Computation of Per Share Earnings
(Amounts in thousands, except per share amounts)

                                       For the quarter ended     For the nine months ended
                                       May 29,       May 30,         May 29,       May 30,
                                          1997          1996            1997          1996
------------------------------------------------------------------------------------------
PRIMARY
Weighted average shares outstanding     95,490        91,590          93,647        91,480
Net effect of dilutive stock options       667           887             589           958
                                     ---------     ---------       ---------     ---------
Number of shares used in per share
 earnings                               96,157        92,477          94,236        92,438
                                     =========     =========       =========     =========
Net income                           $  19,656     $  14,075       $  72,307     $  18,134
                                     =========     =========       =========     =========
Per share earnings                   $    0.20     $    0.15       $    0.77     $    0.20
                                     =========     =========       =========     =========



FULLY DILUTED
Weighted average shares outstanding     95,490        91,590          93,647        91,480
Net effect of dilutive stock options       669         1,046             592           973
                                     ---------     ---------       ---------     ---------
Number of shares used in per share
 earnings                               96,159        92,636          94,239        92,453
                                     =========     =========       =========     =========
Net income                           $  19,656     $  14,075       $  72,307     $  18,134
                                     =========     =========       =========     =========
Per share earnings                   $    0.20     $    0.15       $    0.77     $    0.20
                                     =========     =========       =========     =========